(h)(7)(iii)

FORM OF

February 9, 2015

Attention: President

BNY Mellon Investment Servicing (US) Inc.

301 Bellevue Parkway

Wilmington, Delaware 19809

Dear Sir or Madam:

Pursuant to the Transfer Agency Services Agreement, dated February 25, 2009, as amended, between the Funds (as defined in the Agreement) and BNY Mellon Investment Servicing (US) Inc., formerly, PNC Global Investment Servicing (U.S.) Inc., as amended (the “Agreement”), we hereby notify you of our intention to retain you as Transfer Agent and Dividend Dispersing Agent to render such services to VY® Goldman Sachs Bond Portfolio, Voya Retirement Solution 2060 Fund, Voya Index Solution 2060 Portfolio, and Voya Solution 2060 Portfolio (collectively, the “Funds”) , each a newly established series of Voya Variable Insurance Trust, Voya Separate Portfolios Trust, Voya Partners Inc., and Voya Partners Inc., respectively, effective on February 9, 2015, upon all of the terms and conditions set forth in the Agreement.  Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Fund to the Amended Exhibit A of the Agreement.  This Amended Exhibit A supersedes the previous Amended Exhibit A, dated August 6, 2014.

The Amended Exhibit A has also been updated: 1) to reflect the recent name changes for Voya International Value Equity Fund to Voya Global Value Advantage Fund, Voya Strategic Income Fund to Voya Strategic Income Opportunities Fund, and VY® PIMCO Bond Portfolio to Voya Aggregate Bond Portfolio; and 2) to reflect the removal of Voya Global Opportunities Fund, because this series recently merged.

Please note that the SEC effective date of Voya Retirement Solution 2060 Fund is yet to be determined, but it is scheduled to be on October 1, 2015.

Please signify your acceptance to act as Transfer Agent and Dividend Disbursing Agent under the Agreement with respect to the Funds by signing below.

Very sincerely,

By:
Todd Modic
Senior Vice President
Voya Funds Trust
Voya Mutual Funds
Voya Partners Inc.
Voya Separate Portfolios Trust
Voya Variable Insurance Trust

ACCEPTED AND AGREED TO:

BNY Mellon Investment Servicing (US) Inc.

By:
Name:
Title:	, Duly Authorized

AMENDED EXHIBIT A

(Dated: February 9, 2015)

THIS EXHIBIT A is Exhibit A to that certain Transfer Agency Services Agreement, dated as of February 25, 2009, between BNY Mellon Investment Servicing (US) Inc., formerly, PNC Global Investment Servicing (U.S.) Inc. and the Fund (the “Agreement”).  For all purposes under the Agreement, the terms Fund and Portfolio shall refer to the following, respectively:

Voya Equity Trust

Voya Growth Opportunities Fund

Voya Large Cap Value Fund

Voya MidCap Opportunities Fund

Voya Multi-Manager Mid Cap Value Fund

Voya Real Estate Fund

Voya SmallCap Opportunities Fund

Voya Funds Trust

Voya Floating Rate Fund

Voya GNMA Income Fund

Voya High Yield Bond Fund

Voya Intermediate Bond Fund

Voya Short Term Bond Fund

Voya Strategic Income Opportunities Fund

Voya Investors Trust

VY® BlackRock Inflation Protected Bond Portfolio

VY® Clarion Global Real Estate Portfolio

VY® Clarion Real Estate Portfolio

VY® DFA World Equity Portfolio

VY® FMRSM Diversified Mid Cap Portfolio

VY® Franklin Income Portfolio

VY® Franklin Mutual Shares Portfolio

VY® Franklin Templeton Founding Strategy Portfolio

Voya Global Perspectives Portfolio

Voya Global Resources Portfolio

VY® Invesco Growth and Income Portfolio

VY® JPMorgan Emerging Markets Equity Portfolio

VY® JPMorgan Small Cap Core Equity Portfolio

Voya Large Cap Growth Portfolio

Voya Large Cap Value Portfolio

Voya Limited Maturity Bond Portfolio

Voya Liquid Assets Portfolio

VY® Morgan Stanley Global Franchise Portfolio

Voya Multi-Manager Large Cap Core Portfolio

Voya High Yield Portfolio

Voya Retirement Conservative Portfolio

Voya Retirement Growth Portfolio

Voya Retirement Moderate Growth Portfolio

Voya Retirement Moderate Portfolio

VY® T. Rowe Price Capital Appreciation Portfolio

VY® T. Rowe Price Equity Income Portfolio

VY® T. Rowe Price International Stock Portfolio

VY® Templeton Global Growth Portfolio

Voya U.S. Stock Index Portfolio

Voya Mutual Funds

Voya Diversified Emerging Markets Debt Fund

Voya Diversified International Fund

Voya Emerging Markets Equity Dividend Fund

Voya Global Bond Fund

Voya Global Equity Dividend Fund

Voya Global Natural Resources Fund

Voya Global Perspectives Fund

Voya Global Real Estate Fund

Voya Global Value Advantage Fund

Voya International Core Fund

Voya International Real Estate Fund

Voya Multi-Manager Emerging Markets Equity Fund

Voya Multi-Manager International Equity Fund

Voya Multi-Manager International Small Cap Fund

Voya Russia Fund

Voya Partners, Inc.

Voya Aggregate Bond Portfolio

VY® American Century Small-Mid Cap Value Portfolio

VY® Baron Growth Portfolio

VY® Columbia Small Cap Value II Portfolio

VY® Columbia Contrarian Core Portfolio

VY® Fidelity® VIP Contrafund® Portfolio

VY® Fidelity® VIP Equity-Income Portfolio

VY® Fidelity® VIP Mid Cap Portfolio

Voya Global Bond Portfolio

Voya Index Solution 2015 Portfolio

Voya Index Solution 2020 Portfolio

Voya Index Solution 2025 Portfolio

Voya Index Solution 2030 Portfolio

Voya Index Solution 2035 Portfolio

Voya Index Solution 2040 Portfolio

Voya Index Solution 2045 Portfolio

Voya Index Solution 2050 Portfolio

Voya Index Solution 2055 Portfolio

Voya Index Solution 2060 Portfolio

Voya Index Solution Income Portfolio

VY® Invesco Comstock Portfolio

VY® Invesco Equity and Income Portfolio

VY® JPMorgan Mid Cap Value Portfolio

VY® Oppenheimer Global Portfolio

VY® Pioneer High Yield Portfolio

Voya Solution 2015 Portfolio

Voya Solution 2020 Portfolio

Voya Solution 2025 Portfolio

Voya Solution 2030 Portfolio

Voya Solution 2035 Portfolio
Voya Solution 2040 Portfolio
Voya Solution 2045 Portfolio
Voya Solution 2050 Portfolio
Voya Solution 2055 Portfolio
Voya Solution 2060 Portfolio
Voya Solution Aggressive Portfolio
Voya Solution Moderately Aggressive Portfolio
Voya Solution Conservative Portfolio
Voya Solution Balanced Portfolio
Voya Solution Income Portfolio
Voya Solution Moderately Conservative Portfolio
VY® T. Rowe Price Diversified Mid Cap Growth Portfolio
VY® T. Rowe Price Growth Equity Portfolio
VY® Templeton Foreign Equity Portfolio

Voya Prime Rate Trust

Voya Senior Income Fund

Voya Separate Portfolios Trust

Voya Emerging Markets Corporate Debt Fund
Voya Emerging Markets Hard Currency Debt Fund
Voya Emerging Markets Local Currency Debt Fund
Voya Investment Grade Credit Fund
Voya Retirement Solution 2020 Fund
Voya Retirement Solution 2025 Fund
Voya Retirement Solution 2030 Fund
Voya Retirement Solution 2035 Fund
Voya Retirement Solution 2040 Fund
Voya Retirement Solution 2045 Fund
Voya Retirement Solution 2050 Fund
Voya Retirement Solution 2055 Fund
Voya Retirement Solution 2060 Fund
Voya Retirement Solution Income Fund
Voya Securitized Credit Fund

Voya Variable Insurance Trust
VY® Goldman Sachs Bond Portfolio

Voya Variable Products Trust
Voya International Value Portfolio
Voya MidCap Opportunities Portfolio
Voya SmallCap Opportunities Portfolio